Exhibit 99.1

Dr. Jacque Sokolov Joins PAVmed Subsidiary Lucid Diagnostics’ Board of Directors

NEW YORK, April 29, 2021 (GLOBE NEWSWIRE) — PAVmed Inc. (Nasdaq: PAVM, PAVMZ) (“PAVmed”), a highly differentiated, multi-product, commercial-stage medical technology company, today announced that its major subsidiary Lucid Diagnostics Inc. (“Lucid” or the “Company”) has appointed nationally recognized healthcare executive Jacque J. Sokolov to its Board of Directors (the “Board”). Dr. Sokolov will help establish and serve as the inaugural Chair of the Board’s new Compliance & Quality Committee. He will also serve on Lucid’s Audit and Compensation Committees.

“I am delighted to welcome Jacque Sokolov to Lucid’s Board of Directors,” said Lishan Aklog M.D., Lucid’s Executive Chairman and PAVmed’s Chairman and Chief Executive Officer. “Jacque brings remarkable breadth of experience and expertise across all aspects of the healthcare industry including as public and private company director, investor and strategic consultant in healthcare delivery, regulatory compliance & quality and biotechnology.”

“Dr. Sokolov has also long been a strong advocate of Board oversight of compliance and quality for public healthcare companies. He established and chaired such committees for several major healthcare companies, and we are pleased that he will do the same for Lucid,” continued Aklog. “This committee will be of critical importance as we expand our commercial activities across multiple channels to include our own EsoCheck testing sites, direct-to-consumer marketing and telemedicine, all of which will require meticulous attention to regulatory compliance.”

Dr. Sokolov will serve as Chair of the Board’s Compliance & Quality Committee along with the Lucid Chairman, Vice-Chairman, Audit Chair, Chief Compliance Officer, Director of Quality and outside healthcare compliance counsel, as well as two outside consultants who previously served in highly relevant FDA positions – Alberto Gutierrez, PhD of NDA Partners and former FDA Director of the Office of In Vitro Diagnostics and Radiological Health and Office of In Vitro Diagnostic Device and Evaluation and Safety, and Jeffrey N. Gibbs Esq. of Hyman, Phelps & McNamara and a former FDA Associate General Counsel for Enforcement.

“I am thrilled to join this world-class team at a very exciting time for Lucid, as it launches a major commercial expansion and seeks to raise growth capital as a new standalone public company,” said Dr. Sokolov. “I look forward to leveraging my relevant experience with major public companies to assure that Lucid maintains the highest standards of regulatory compliance and quality as it executes on its long-term growth strategy.”

For over two decades, Dr. Sokolov has served as chairman and chief executive officer of SSB Solutions Inc., a diversified healthcare management, development and investment company, which he founded. His company has worked with over 100 healthcare companies in virtually every healthcare sector to develop value-based solutions in rapidly evolving markets. His clients have included multiple Blue Cross/Blue Shield plans, Anthem, CIGNA, Humana, multiple leading academic medical centers, over a dozen health care systems and physician organizations and multiple governmental entities, including the White House under four presidents, Senate and House committees and multiple federal agencies including Health and Human Services (HHS), the Center for Medicare and Medicaid Services (CMS), the Veterans Administration (VA) and the General Accounting Office (GAO).

Dr. Sokolov has served on the Board of Directors of more than a dozen public and private companies. He established and chaired the Science, Technology & Quality Committee and served on the Audit, Nomination and Compensation Committees of Hospira, which during his tenure became the world’s leading provider of injectable drugs and infusion technologies and a global leader in biosimilars, before being acquired by Pfizer Inc. for $17 billion. He currently serves on the boards of Calviri Inc., a biotechnology company developing immunosignature technology for diagnostic and therapeutic applications, GlobalMed a digital health company which provides integrated software and hardware telemedicine solutions, University PharmCo LLC, which partners with schools of pharmacy to develop pharmaceutical products, AKOS LLC a telemedicine provider, Veterans Accountable Care Group LLC, a healthcare delivery organization helping the VA redesign its care models, and the National Association of Corporate Directors, Pacific Southwest Chapter. For over two decades he served on the Board of Directors of the White House Health Project, including a decade as Chairman of the Executive Committee of the Board.

Earlier in his career he served as Chief Medical Officer of Southern California Edison Company/Edison International with corporate responsibility for all of its health plans and clinics covering 60,000 individuals. Dr. Sokolov received his undergraduate and medical degrees from the University of Southern California. He completed his internal medicine residency training at Mayo Clinic and cardiology fellowship at University of Texas Southwestern School of Medicine.

About PAVmed and Lucid

PAVmed Inc. is a highly differentiated, multi-product, commercial-stage medical technology company with a diversified product pipeline addressing unmet clinical needs encompassing a broad spectrum of clinical areas with attractive regulatory pathways and market opportunities. Its major subsidiary, Lucid Diagnostics Inc., markets the first and only commercial tools for widespread early detection of esophageal precancer and cancer – the EsoGuard® Esophageal DNA Test and EsoCheck® Esophageal Cell Collection Device. Its GI Health division also includes the complementary EsoCure™ Esophageal Ablation Device with Caldus™ Technology. Its Minimally Invasive Interventions markets its CarpX® Minimally Invasive Device for Carpal Tunnel Syndrome. Other divisions include Infusion Therapy (PortIO™ Implantable Intraosseus Vascular Access Device and NextFlo™ Intravenous Infusion Set), and Emerging Innovations (non-invasive laser-based glucose monitoring, pediatric ear tubes, and mechanical circulatory support). For more information, please visit www.pavmed.com, follow us on Twitter, connect with us on LinkedIn, and watch our videos on YouTube. For more information on our majority owned subsidiary, Lucid Diagnostics Inc., please visit www.luciddx.com, follow Lucid on Twitter, and connect with Lucid on LinkedIn. For detailed information on EsoGuard, please visit www.EsoGuard.com and follow us on Twitter, Facebook and Instagram.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of PAVmed’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s common stock, Series W Warrants and Series Z Warrants; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required advance PAVmed’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s preclinical studies; whether and when PAVmed’s products are cleared by regulatory authorities; market acceptance of PAVmed’s products once cleared and commercialized; our ability to raise additional funding and other competitive developments. PAVmed has not yet received clearance from the FDA or other regulatory body to market many of its products. The Company has been monitoring the COVID-19 pandemic and its impact on our business. The Company expects the significance of the COVID-19 pandemic, including the extent of its effect on the Company’s financial and operational results, to be dictated by, among other things, the success of efforts to contain it and the impact of actions taken in response. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond PAVmed’s control. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s future operations, see Part I, Item IA, “Risk Factors,” in PAVmed’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by PAVmed after its most recent Annual Report. PAVmed disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Contacts:

Investors

Mike Havrilla

Director of Investor Relations

(814) 241-4138

JMH@PAVmed.com

Media

Shaun O’Neil

Chief Commercial Officer

(518) 812-3087

SMO@PAVmed.com

Jim Heins / Katie Gallagher

LaVoieHealthScience

(646) 491-7042 / (617) 792-3937

PAVmed@lavoiehealthscience.com